Exhibit 1.2

[Logo of BC Registry Services]	Mailing Address:	Location:
	PO Box 9431 Stn Prov Govt	2nd Floor – 940 Blanshard Street
	Victoria BC V8W 9V3	Victoria BC
	www.corporateonline.gov.bc.ca	250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of
British Colombia Registrar of Companies

/s/ Carol Prest
CAROL PREST

Notice of Articles
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 4, 2014 02:15 PM Pacific Time

Incorporation Number BC0172034

Recognition Date: Incorporated on March 6, 1978

NOTICE OF ARTICLES

Name of Company:
HEMISPHERE ENERGY CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2900 - 550 BURRARD STREET	2900 - 550 BURRARD STREET
VANCOUVER BC V6C 0A3	VANCOUVER BC V6C 0A3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2900 - 550 BURRARD STREET	2900 - 550 BURRARD STREET
VANCOUVER BC V6C 0A3	VANCOUVER BC V6C 0A3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Simmons, Don

Mailing Address:	Delivery Address:
4233 WEST 12TH AVENUE	570 - 789 WEST PENDER STREET
VANCOUVER BC V6R 2P8	VANCOUVER BC V6C 1H2
CANADA	CANADA

Last Name, First Name, Middle Name:
McIntyre, Bruce G.

Mailing Address:	Delivery Address:
#901 - 433 11TH AVENUE	570 - 789 WEST PENDER STREET
CALGARY AB T2G 0C7	VANCOUVER BC V6C 1H2
CANADA	CANADA

Last Name, First Name, Middle Name:
Sadler, Greg

Mailing Address:	Delivery Address:
167 LAKE MEAD CRESCENT SE	570 - 789 WEST PENDER STREET
CALGARY AB T2J 3Z8	VANCOUVER BC V6C 1N2
CANADA	CANADA

Last Name, First Name, Middle Name:
Vernon, Gregg

Mailing Address:	Delivery Address:
CALLE 99 NO. 9A, APT 708	570 - 789 WEST PENDER STREET
BOGOTA, D.C.	VANCOUVER BC V6C 1N2
COLOMBIA	CANADA

Last Name, First Name, Middle Name:
O’SULLIVAN, CHARLES

Mailing Address:	Delivery Address:
2844 WEST 5TH AVENUE	570-789 WEST PENDER STREET
VANCOUVER BC V6K 4P4	VANCOUVER BC V6C 1H2
CANADA	CANADA

Last Name, First Name, Middle Name:
Borowicz, Frank S.

Mailing Address:	Delivery Address:
5896 KETTLE CRESCENT EAST	570 - 789 WEST PENDER STREET
SURREY BC V3S 8N9	VANCOUVER BC V6C 1N2
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	common Shares	Without Par Value

Without Special Rights or
Restrictions attached